UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2020

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
5.95% Notes due 2022	CSWCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Capital Southwest Corporation (the “Company”) as an amendment (the "Amendment") to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on February 27, 2020 to disclose that the Company was exercising its option to redeem $35,000,000 in aggregate principal amount of the $77,136,175 in aggregate principal amount of issued and outstanding 5.95% Notes due 2022 (CUSIP No. 140501 206; NASDAQ: CSWCL) (the “Notes”) on April 3, 2020. This Amendment is being filed to disclose that the Company is rescinding such optional redemption of the Notes.

Item 8.01 Other Events.

On March 26, 2020, the Company caused notices to be issued to the holders of the Notes regarding the Company’s determination that it is in the best interests of the Company and its stakeholders to withdraw its optional redemption of $35,000,000 in aggregate principal amount of the $77,136,175 in aggregate principal amount of issued and outstanding Notes that was scheduled to be redeemed on on April 3, 2020. A copy of the revocation notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. On March 26, 2020, the Company also issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Revocation of Notice of Redemption of 5.95% Notes due 2022
99.2	Press Release issued by Capital Southwest Corporation on March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer